Exhibit 10.3
DYNEGY INC.
2009 PHANTOM STOCK PLAN
I. PURPOSE
The purpose of the DYNEGY INC. 2009 PHANTOM STOCK PLAN (the “Plan”) is to provide a means through which DYNEGY INC., a Delaware corporation (the “Company”), and its Affiliates may attract able persons to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can be rewarded based on the Company’s performance, thereby strengthening their concern for the profitable growth of the Company and its Affiliates.
II. DEFINITIONS
The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:
(a) “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.
(b) “Award” means a grant of Phantom Stock Units issued under this Plan.
(c) “Award Agreement” means a written agreement between the Company and a Participant with respect to a grant of an Award.
(d) “Board” means the Board of Directors of the Company.
(e) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.
(f) “Committee” means the Compensation and Human Resources Committee of the Company’s Board.
(g) “Common Stock” means the Class A common stock, $0.01 par value per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Article VII.
(h) “Company” means Dynegy Inc., a Delaware corporation.

(i) “Corporate Change” shall means the occurrence of any of the following events:
(1)  a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets or equity interests of the Company to another entity if, in any such case, (i) the holders of equity securities of the Company immediately prior to such event do not beneficially own immediately after such event equity securities of the resulting entity entitled to fifty-one percent (51%) or more of the votes then eligible to be cast in the election of directors (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such event or (ii) the persons who were members of the Board immediately prior to such event do not constitute at least a majority of the board of directors of the resulting entity immediately after such event;
(2)  the dissolution or liquidation of the Company, but excluding a reorganization pursuant to chapter 11 of Title 11, U.S. Code, as amended;
(3)  a circumstance where any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of fifty percent (50%) or more of the combined voting power of the outstanding securities of, (i) if the Company has not engaged in a merger or consolidation, the Company, or (ii) if the Company has engaged in a merger or consolidation, the resulting entity;
(4) circumstances where, as a result of or in connection with, a contested election of directors, the persons who were members of the Board immediately before such election shall cease to constitute a majority of the Board; or
(5) the Board (or the Committee) adopts a resolution declaring that a Corporate Change has occurred.
For purposes of this definition, (i) “resulting entity” in the context of an event that is a merger, consolidation or sale of all or substantially all of the subject assets or equity interests shall mean the surviving entity (or acquiring entity in the case of an asset or equity interest sale), unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common stock of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (i) subsequent to the consummation of a merger or consolidation that does not constitute a Corporate Change, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity.
(j) “Director” means an individual who is a member of the Board.
(k) “Disability” has the meaning provided in the Dynegy Inc. Long Term Disability Plan.
(l) “Employee” means any person in an employment relationship with the Company or any Affiliate.

(m) “Fair Market Value” means, as of any specified date, the closing sales price of the Common Stock reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee), or, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate, in accordance with Code Section 409A.
(n) “1934 Act” means the Securities Exchange Act of 1934, as amended.
(o) “Participant” means an Employee who has been granted an Award.
(p) “Phantom Stock Unit” means an Award granted under Article VI of the Plan.
(q) “Plan” means the Dynegy Inc. 2009 Phantom Stock Plan, as amended from time to time.
(r) “Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.
III. EFFECTIVE DATE AND DURATION OF THE PLAN
The Plan shall become effective upon the date its adoption by the Committee. No further Awards may be granted under the Plan after ten (10) years from the Plan’s adoption date.
IV. ADMINISTRATION
(a) Powers. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which Employees shall receive an Award, the time or times when such Award shall be made, and the value of each such Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Employees, their present and potential contribution to the Company’s success and such other factors as the Committee in its sole discretion shall deem relevant.
(b) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

V. PLAN LIMIT
Subject to adjustment as provided in Article VII, the aggregate number of Phantom Stock Units that may be issued under the Plan shall not exceed 25,000,000. Phantom Stock Units shall be deemed to have been issued on the date an Award is granted under the terms of an Award Agreement and, when vested, are settled in cash. To the extent that an Award lapses or the rights of its holder terminate, any Phantom Stock Units subject to such Award shall not be available for the grant of additional Awards under the Plan. Notwithstanding any provision of this Plan, no shares of Common Stock will be issued upon settlement of an Award.
VI. PHANTOM STOCK UNITS
(a) Phantom Stock Unit Awards. A “Phantom Stock Unit” is the grant of a right to receive a cash payment in an amount equal to the Fair Market Value of a share of Common Stock on its vesting date. The Committee may, subject to the limitations of the Plan, grant Phantom Stock Units to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with Section 6(c) below.
(b) Eligibility for Awards. Awards may be granted only to persons who, at the time of grant, are Employees. An Award may be granted on more than one occasion to the same person, subject to the limitations set forth in the Plan. In determining the number of Phantom Stock Units to be granted to a Participant, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.
(c) Terms and Conditions of Awards. For each Participant, the Committee will determine the timing of awards; the number of Phantom Stock Units awarded, any performance measures or service requirements used for determining whether the Phantom Stock Units are earned, and whether dividend equivalents will be paid on Phantom Stock Units, either currently or on a deferred basis.
(d) Payment. Payment for Phantom Stock Units earned under an Award shall be made in cash within thirty (30) days after the date a Phantom Stock Unit becomes vested (or such other time as the applicable Phantom Stock Unit Award Agreement may provide). In the event that payment is not made at the time vesting occurs, the Award Agreement for such Phantom Stock Unit shall contain provisions that comply with the requirements of Code Section 409A.
(e) Termination of Award. An Award of Phantom Stock Units shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee. At the time of the Award is issued, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the such Phantom Stock Units, including, but not limited to, rules pertaining to the termination of employment (by retirement, Disability, death or otherwise) of a Participant prior to the Award’s vesting date. Such additional terms, conditions or restrictions shall be set forth in a Phantom Stock Unit Award Agreement issued in conjunction with the Award.
(f) Phantom Stock Award Agreements. At the time an Award is issued under this Article VI, the Company and the Participant shall enter into a Phantom Stock Unit Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Unit Award Agreements need not be identical.

VII. RECAPITALIZATION OR REORGANIZATION
(a) No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
(b) Adjustment upon a Change in Capitalization
(1) Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which the value of an Award is determined are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be satisfied, as applicable (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced. Any fractional share resulting from such adjustment shall be rounded down to the next whole share.
(2) Recapitalizations. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock used to determine the value of an Award theretofore granted shall be adjusted so that the value of such Award shall thereafter be determined by reference to the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock used to determine the value of such Award.
(c) Adjustment upon a Corporate Change. If a Corporate Change occurs, no later than (x) ten (10) days after the approval by the stockholders of the Company of the merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of Directors or (y) thirty (30) days after a Corporate Change of the type described in Section 2(i)(3), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Awards held by any individual Participant:
(1) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Awards held by such Participants as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the Fair Market Value of the Award as calculated in Subsection (d) below (the “Change of Control Value”), or

(2) make such adjustments to the Award as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to an Award), including, without limitation, adjusting the Award to provide that the number and class of shares of Common Stock used to determine the value of the Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.
Unless otherwise provided in an Award Agreement, and notwithstanding the foregoing, upon the occurrence of a Corporate Change, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Phantom Stock Units as of a designated date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Phantom Stock Units and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the maximum value of such Phantom Stock Units which, in the event the applicable vesting period set forth in such Phantom Stock Unit Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable vesting period.
(d) Change of Control Value. For the purposes of clause (1) in Subsection (c) above, the “Change of Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows; (i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which the Company’s Common Stock is converted, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subsection (d) or Subsection (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.
(e) Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Article VII, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number shares of Common Stock used to determine the value of the Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Article VII, the aggregate number of Phantom Stock Units available for grant under the Plan shall be appropriately adjusted as determined by the Committee, whose determination shall be conclusive.

(f) No Adjustments unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.
VIII. AMENDMENT AND TERMINATION OF THE PLAN
The Company, through action by the Board or the Committee, shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant. The Company, through discretionary action of the Board or the Committee, may terminate the Plan at any time, provided such termination shall not result in the termination of the unvested portion of any outstanding Award.
IX. MISCELLANEOUS
(a) No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Award under this Plan’s terms, except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.
(b) No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time.
(c) Withholding. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.
(d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(e) Restrictions on Transfer. Awards granted under this Plan shall not be transferable otherwise than by will or the laws of descent and distribution.
(f) Termination of Awards or Disgorgement of Funds Triggered By Material Restatement of the Company’s Financial Results. In accordance with Section 16 of the Company’s March 6, 2008 Amended and Restated Corporate Governance Guidelines, in the event of a material restatement of the Company’s financial results, the Committee shall have the authority to review the Awards granted to the Company’s “Executive Officers,” as defined under the 1934 Act and the rules and regulations promulgated thereunder, or earned during the period for which such financial results are or will be restated and to take any appropriate action, as determined by the Committee (including, but not limited to, termination of Awards or repayment of Award proceeds to the Company), with respect to any such Awards.
(g) Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would constitute an “acceleration” of a payment hereunder within the meaning of Code Section 409A. This right of offset shall not be an exclusive remedy and the Company’s election not to exercise the right of offset with respect to any amount payable to a Participant shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.
(h) Code Section 409A. It is the intention of the Company that no Award shall be “deferred compensation” subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common stock pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Code Section 409A. Notwithstanding any provision herein to the contrary, any Award issued under the Plan that constitutes a deferral of compensation under a “nonqualified deferred compensation plan” as defined under Code Section 409A(d)(1) and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto. Unless expressly permitted by the Committee in an Award Agreement, a Participant does not have any right to make any election regarding the time or form of any payment pursuant to an Award.

(i) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.
IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this 4th day of March, 2009.

DYNEGY INC.
By:	/s/ Julius Cox
	Name:	Julius Cox
	Title:	Vice President of Human Resources